Exhibit 99.1

X-Factor Broadens Product Offering, Rolling Out Enterprise Desktop, Mobile Applications, Multimedia Player and Interactive Kiosks

SOUTH HACKENSACK, N.J., Oct. 22, 2012 (GLOBE NEWSWIRE) -- via PRWEB - X-Factor Communications, LLC ("X-Factor"), the wholly owned subsidiary of X-Factor Communications Holdings, Inc. ("XFCH"), a premium provider of interactive digital media network software and services over its dmcp:// Digital Media Control Platform, announced today it has released a number of new products which make it easier for corporations and their agencies to participate in the fast-growing digital interactive communications world.

X-Factor, which provides services and products in the areas of multimedia digital signage, interactive network development and management, and webcasting of live events, has added the following new products to its product base, as a result of requests received from its current clients and market demand:

ENTERPRISE DESKTOP

X-Factor's Enterprise Desktop makes it possible to distribute content to desktops, intranet sites including SharePoint and mobile devices in real-time, including notifications, promotions, emergency alerts and more. Desktop signage takes content usually available on the intranet or digital signs and delivers it to a large employee community in a way that is hard to miss. While employees typically have access to a wealth of internal corporate information, due to the demands on their time, they often do not take the time to look for information unless it is related to a topic that they are specifically interested in. X-Factor's Enterprise Desktop enables company leaders to get key messages out, whether in screensaver mode or seeing content within the desktop player. Employees simply click for more information on any particular subject or to view a live webcast. X-Factor's Enterprise Desktop complements existing publishing systems including Microsoft SharePoint.

MOBILE APPLICATIONS

X-Factor's mobile interactive capabilities extend the power of digital signage to audiences' mobile devices. Through X-Factor's enhanced mobile engagement solutions, its mobile applications augment point of display to deliver information, marketing, ads, coupons and offers directly to an individual's smartphone or tablet. X-Factor's product range can be combined to support large scale "real world" and "virtual world" campaigns. For example, users can be sent to one of X-Factor's unique digital players, optimized for their mobile device. After enjoying an entertaining experience at a media wall or other digital sign, consumers can download the player and its contents to enjoy after leaving the venue. At interactive kiosks, consumers can receive wayfinding directions through a simple SMS text, or can receive an e-ticket or coupon instantly.

MULTIMEDIA PLAYER

X-Factor has developed a multimedia player which can be easily branded and customized to aggregate content of all types (photos, animations, videos, audio files, interactive applications, and more) into a single, intuitive user experience. The player that runs automatically, without having the user download a special application, and brings multiple content feeds together in an exciting user experience. X-Factor's digital media and creative services teams can easily and cost-efficiently design and deploy custom branded media players, and because the players are fed by X-Factor's dmcp:// platform, all the advantages of our related products, including the company's advertising sales monetization products dscp:// Storefront and DMAX are easily included.

INTERACTIVE KIOSKS

Working with partners who provide hardware and network infrastructure, X-Factor has released advanced interactive kiosks software, enabling audience engagement and interaction, advertising and marketing content creation, publishing, distribution and management. This software allows remote monitoring of kiosks from a single location, multi-user privileges for hierarchal (local and national) publishing, targeted advertising and transparent kiosk management and collection of user information. The company works with partners to ensure clients' goals for their customized interactive kiosk network are met, ensuring that all the elements in the solution meet stringent guidelines -- from the hardware and the kiosk interface and features to the appropriate network connectivity and uptime.

"Our R&D team has been hard at work, and we are very proud to announce this set of new capabilities today," said Charles Saracino, Chief Executive Officer. "The world of digital interactive communications is rapidly evolving and with our solutions -- which include all the benefits of software-as-a-service delivery and intuitive and powerful access through our platform and portals -- make it possible for thousands of corporations and their agencies to participate in the future today."

Earlier this month, X-Factor also announced the availability of two new solutions, C4 and MACC.

X-Factor's exclusive C4 "Corporate Communications Control Center" is an easy to use software-based solution for multi-media, multi-channel and multi-dimensional internal and external corporate communications. C4 is an advanced and intuitive content creation and management system that supports emergency messaging, conventional publishing as well as interactive applications. Features and applications include:

Content creation
Content publishing
Real-Time announcements
Emergency alerts
Webcasts
Training
Compliance
And more...

The C4 solution is complementary to other in-place systems, including intranet sites and Microsoft SharePoint, adding greater functionality and ease of use including the automated transformation of PowerPoint documents into desktop signs and alerts, for example. Content distributed over C4 is optimized for all end-points, whether large lobby displays, interactive kiosks including wayfinding capabilities, or mobile tablets and smart phones.

X-Factor's new MACC "Marketing and Advertising Control Center" builds upon over five years of experience developing, implementing and managing multimedia "immersive" digital media networks.

MACC makes it easier than ever to participate in the rapidly growing Digital-Out-Of-Home marketing trend and enables marketers and their agency partners to:

Deliver targeted advertising
Provide product information and spur cross-selling and up-selling
Promote features and benefits
Help ensure consistency of messaging in multiple languages and geographies
Control costs via a Software-as-a-Service (SaaS) delivery model

MACC is a high-impact delivery platform integrated into the way people shop, learn and play, presented at the most appropriate moments in the most interesting venues (retail shops, stadiums, public transportation hubs, on trains and buses, at medical centers, in malls, and much more). Displays can deliver messaging that is customized by geography, time of day, specific location and more in real-time, and data collected informs the real-time grooming of campaigns to ensure the highest conversion rates and ROI.

ABOUT X-FACTOR COMMUNICATIONS

X-Factor is a premium provider of interactive digital media network software and services. Unlike other digital signage companies, X-Factor's technology is a software platform, not just products, enabling us to implement reliable and robust solutions that can be extended in the future as our partners and clients themselves innovate.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that X-Factor believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors X-Factor believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of X-Factor. Such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including X-Factor's ability to implement its long range business plan for various applications of its technology; X-Factor's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the ability of X-Factor to protect its intellectual property; and management of growth and other risks and uncertainties that may be detailed from time to time in our reports filed with the Securities and Exchange Commission.

For more information please visit our website.

Contact X-Factor:
Jeffrey Singman, Chief Sales and Marketing Officer
X-Factor Communications
jsingman(at)xfactorcom(dot)com
Tel: 917-716-7618

This article was originally distributed on PRWeb. For the original version including any supplementary images or video, visit http://www.prweb.com/releases/2012/10/prweb10040892.htm

Contact:
X-Factor Communications
Jeffrey Singman Chief Sales and Marketing Officer
jsingman@xfactorcom.com
917-716-7618